                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

   Filed by the registrant /X/

   Filed by a party other than the registrant / /

   Check the appropriate box:

   /X/  Preliminary proxy statement

   / /  Definitive proxy statement

   / /  Definitive additional materials

   / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           Boatmen's Bancshares, Inc.
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                           Boatmen's Bancshares, Inc.
- -------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii)/, 14a-6(i)(1), or 14a-6(j)(2).

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        (1)  Title of each class of securities to which transaction applies:

- -------------------------------------------------------------------------------

        (2)  Aggregate number of securities to which transactions applies:

- -------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:<F1>

- -------------------------------------------------------------------------------

       (4)  Proposed maximum aggregate value of transaction:

- -------------------------------------------------------------------------------

- -------------------
[FN]
<F1> Set forth the amount on which the filing fee is calculated and state how it was determined.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:


- -------------------------------------------------------------------------------

       (2)  Form, schedule or registration statement no.:


- -------------------------------------------------------------------------------

       (3)  Filing party:


- -------------------------------------------------------------------------------

       (4)  Date filed:


- -------------------------------------------------------------------------------

                               Notice of

                            ANNUAL MEETING

                                  and

                            PROXY STATEMENT


                    Annual Meeting of Shareholders

                            APRIL 25, 1995

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                          March --, 1995

TO SHAREHOLDERS OF
BOATMEN'S BANCSHARES, INC.

  Notice is hereby given that the annual meeting of shareholders of Boatmen's Bancshares, Inc. will be held at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, on Tuesday, April 25, 1995, at 10:00 a.m. for the purpose of considering and voting upon the following matters:

  1. The election of five Directors, each to hold office for a term of three years and until his successor shall have been duly elected and qualified.

  2. The adoption of an amendment to the Restated Articles of Incorporation of Boatmen's Bancshares, Inc. to increase the authorized shares of Common Stock from 150,000,000 to 200,000,000.

  3. The adoption of an amendment to the Boatmen's Bancshares, Inc. 1987 Non-Qualified Stock Option Plan to increase the authorized shares of Common Stock under the Plan.

  4. The adoption of an amendment to the Boatmen's Bancshares, Inc. 1991 Incentive Stock Option Plan to increase the authorized shares of Common Stock under the Plan.

  5. Any other business which may be brought before the meeting or any adjournment thereof.

                        DAVID L. FOULK
                        Secretary

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS
POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY, IF YOU WISH.

                      BOATMEN'S BANCSHARES, INC.

                            PROXY STATEMENT

                                  FOR

                    ANNUAL MEETING OF SHAREHOLDERS

                            APRIL 25, 1995

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of Boatmen's Bancshares, Inc., (the "Corporation") of proxies to be voted at the annual meeting of shareholders to be held at 10:00 a.m. on April 25, 1995, at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101. This proxy statement and the form of proxy were first mailed to shareholders on March --, 1995. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made effective by giving written notice to the Corporation at any time prior to exercise of the proxy.

  Proxies will be solicited by mail. They also may be solicited by officers and regular employees of the Corporation, personally or by telephone or other electronic means, but such persons will not be specially compensated for their services. The Corporation has retained Corporate Investor Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies from banks, brokers, nominees and intermediaries at a base fee of $6,000, plus reasonable out-of-pocket expenses. All expenses of solicitation will be paid by the Corporation.

  As of March 2, 1995, there were ------- shares of Common Stock, $1.00 par value, (the "Common Stock") and ----- shares of 7% Cumulative Redeemable Preferred Stock, Series B, $100 Stated Value, (the "Series B Preferred") (together hereinafter "Voting Stock") outstanding. Only holders of record of such Voting Stock at the close of business on March 2, 1995, are entitled to notice of and to vote at the annual meeting. Each holder of shares of Voting Stock of record on that date is entitled to one vote for each share of Voting Stock held, except that, in the election of Directors, such shareholders have cumulative voting rights which entitle each such shareholder to the number of votes which equals the number of shares held by the shareholder multiplied by the number of Directors to be elected. All such cumulative votes may be cast for one candidate or may be distributed among two or more candidates. There is no condition precedent to the exercise of these cumulative voting rights. The affirmative vote of at least a plurality of the votes cast by the holders of Voting Stock represented in person or by proxy at the annual meeting is required to elect Directors. With respect to each matter to be acted upon at the meeting, abstentions on properly executed proxy cards will be counted for purposes of determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

  The following table sets forth, as of December 31, 1994, the name and address of each beneficial owner of more than 5% of the Corporation's Common Stock and Series B Preferred known to the Board of Directors of the Corporation, showing the amount and nature of such beneficial ownership:

               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP


                                                    VOTING POWER               INVESTMENT POWER           TOTAL
             NAME & ADDRESS OF                      ------------               ----------------        BENEFICIAL     PERCENT
              BENEFICIAL OWNER                   SOLE         SHARED         SOLE         SHARED        OWNERSHIP     OF CLASS
            --------------------                 ----         ------         ----         ------        ---------     --------

COMMON STOCK:

Boatmen's Bancshares, Inc.<F1>..............     -0-        8,857,456         -0-        8,233,354      9,171,715        8.8%
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101

Boatmen's Trust Company.....................  4,094,288     1,938,255       746,283      4,587,309      6,134,289        5.9
100 North Broadway
St. Louis, Missouri 63102

SERIES B PREFERRED:

Carolyn C. Glassman & Albert Irl Dubinsky...      2,018                       2,018                         2,018       17.7
TR UA DTD April 8, 1982
Carolyn Glassman Trust
1815 Locust Street
St. Louis, Missouri 63103

George W. Howard, Jr........................      1,249                       1,249                         1,249       10.9
Drawer U
Mount Vernon, Illinois 62864

Mabel B. Howard.............................      1,096                       1,096                         1,096        9.6
Drawer U
Mount Vernon, Illinois 62864

Helen Lucille Powers........................        975                         975                           975        8.5
835 North 27th Street
Mount Vernon, Illinois 62864

- -----
<F1> The Corporation itself holds no shares as record owner. However, subsidiaries of the Corporation hold shares in various fiduciary capacities and, by virtue of sole or shared voting or investment power in respect of such shares, are deemed to own them beneficially. As parent of its subsidiaries, the Corporation may be deemed to share voting power or investment power, or both, as to all shares beneficially owned by those subsidiaries and is therefore deemed a beneficial owner of all such shares. It is the practice of those subsidiaries when holding shares as sole trustee or sole executor to vote said shares but, where shares are held as co-executor or co-trustee, approval is obtained from the co-fiduciary prior to voting.

SHAREHOLDER PROPOSALS

  The Corporation's Amended Bylaws require that notice of shareholder nominations for Directors and proposals of business to be transacted at the Corporation's annual meeting of shareholders must be received by the Secretary of the Corporation not less than 75 days prior to the date of the meeting in order to be considered.

  If shareholder proposals are to be considered for inclusion in the Corporation's proxy statement and form of proxy for a forthcoming annual meeting, such proposals must be submitted on a timely basis and the proposals and proponents thereof must meet the requirements established by the Securities and Exchange Commission (the "SEC") for shareholder proposals. Such proposals for the annual shareholders' meeting to be held in April 1996 must be received by the Corporation no later than November --, 1995. Any such proposals, together with supporting statements, should be directed to the Secretary of the Corporation.


                   ITEM 1. ELECTION OF DIRECTORS AND
     INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

  The first item to be acted upon at the annual meeting of shareholders is the election of five (5) Directors to serve as members of Class II, each to hold office for a term of three (3) years and until his successor shall have been duly elected and qualified.

  The Corporation's Restated Articles of Incorporation and Amended Bylaws presently provide that the number of Directors to constitute the Board of Directors shall consist of not less than fifteen (15) nor more than twenty-seven (27) and that the total number of Directors may be fixed, within the minimum and maximum numbers, by a vote of a majority of the Directors then in office. Pursuant to these provisions, the Board of Directors has fixed the number of Directors at sixteen (16). The Restated Articles of Incorporation also provide that the Board of Directors shall be divided into three (3) classes, as nearly equal as possible, with one class to be elected annually for a three (3) year term, and designate the Class II Directors for election at the 1995 annual meeting of shareholders.

  All proxies in the form enclosed which are received by the Board of Directors conferring authority to vote in the election of Directors will be voted FOR the five (5) nominees listed below equally or in such other proportions as the proxy holders, upon the direction of the Board of Directors, shall deem appropriate, except that special instructions received from any shareholder by proxy to exercise his cumulative voting rights in any way shall be followed. In the event any nominee declines or is not able to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board of Directors. The Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve if elected.

               INFORMATION ABOUT NOMINEES FOR DIRECTORS:

                          CLASS II DIRECTORS

NAME AND AGE              PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
- ------------------------------------------------------------------------

                    RICHARD L. BATTRAM
[PHOTO]             Served as a Director
                    since 1986; Age: 60

Vice Chairman of the Board, The May Department Stores Company
(retailer)

Director of Pet Incorporated

                    WILLIAM E. CORNELIUS
[PHOTO]             Served as a Director
                    since 1981; Age: 63

Retired Chairman of the Board and Chief Executive Officer, Union
Electric Company (electric utility)

Director of General American Life Insurance Company; GenCare Health Systems, Inc.; McDonnell Douglas Corporation

                    C. RAY HOLMAN
[PHOTO]             Nominee for
                    Director; Age: 52

Chairman of the Board, President and Chief Executive Officer,
Mallinckrodt Group Inc. (human and animal health care products and specialty chemicals)

Director of Laclede Gas Company

                    WILLIAM E. MARITZ
[PHOTO]             Served as a Director
                    since 1992; Age: 66

Chairman of the Board and Chief Executive Officer, Maritz Inc.
(performance improvement, travel, communication, business meeting, training and marketing research company)

Director of Brown Group, Inc.; General American Life Insurance Company; Petrolite Corporation

                    RICHARD E. PECK
[PHOTO]             Nominee for
                    Director; Age: 58

President, University of New Mexico (32,000 student multi-campus university)

           INFORMATION ABOUT DIRECTORS CONTINUING IN OFFICE:
                          CLASS III DIRECTORS
                         (TERMS EXPIRING 1996)

NAME AND AGE               PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
- ------------------------------------------------------------------------

                    ANDREW B. CRAIG, III
[PHOTO]             Served as a Director
                    since 1985; Age: 63

Chairman of the Board and Chief Executive Officer of the Corporation

Director of Anheuser-Busch Companies, Inc.; Laclede Gas Company;
Petrolite Corporation

                    JOHN PETERS MACCARTHY
[PHOTO]             Served as a Director
                    since 1975; Age: 61

Vice Chairman of the Corporation; Chairman of the Board and Chief
Executive Officer of Boatmen's Trust Company (a subsidiary of the
Corporation)

Director of Union Electric Company

                    ANDREW E. NEWMAN
[PHOTO]             Served as a Director
                    since 1990; Age: 50

Chairman of the Board, Edison Brothers Stores, Inc. (retail specialty chain stores)

Director of Sigma-Aldrich Corporation; Lee Enterprises

                    ALBERT E. SUTER
[PHOTO]             Served as a Director
                    since 1990; Age: 59

Senior Vice Chairman of the Board and Chief Operating Officer, Emerson Electric Co. (manufacturer of electrical and electronic products)

                    DWIGHT D. SUTHERLAND
[PHOTO]             Served as a Director
                    since 1985; Age: 72

Partner, Sutherland Lumber Company (retailer of lumber and building materials)

Director of Datapoint Corporation; Canal Capital Corporation; Intelogic
Trace

                         (TERMS EXPIRING 1996)

NAME AND AGE                PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
- ------------------------------------------------------------------------

                    THEODORE C. WETTERAU
[PHOTO]             Served as a Director
                    since 1985; Age: 67

Retired Chairman of the Board and Chief Executive Officer, Wetterau Incorporated (a SUPERVALU Company); Retired Vice Chairman of the Board and Director, SUPERVALU Inc.

Director of Automobile Club of Missouri; General American Life
Insurance Company; GenCare Health Systems, Inc.; Maritz Inc.

                           CLASS I DIRECTORS
                         (TERMS EXPIRING 1997)

                    B. A. BRIDGEWATER, JR.
[PHOTO]             Served as a Director
                    since 1983; Age: 61

Chairman of the Board, President and Chief Executive Officer, Brown Group, Inc. (footwear and specialty retailing)

Director of ENSERCH Corporation; FMC Corporation; McDonnell Douglas
Corporation

                    JOHN E. HAYES, JR.
[PHOTO]             Served as a Director
                    since 1986; Age: 57

Chairman of the Board, President and Chief Executive Officer, Western Resources, Inc. (electric and gas utility)

Director of Cellular, Inc.; Security Benefit Group

                    SAMUEL B. HAYES, III
[PHOTO]             Served as a Director
                    since 1988; Age: 58

President of the Corporation; Chairman of the Board, The Boatmen's National Bank of St. Louis (a subsidiary of the Corporation)

                    JERRY E. RITTER
[PHOTO]             Served as a Director
                    since 1986; Age: 60

Executive Vice President, Chief Financial and Administrative Officer, Anheuser-Busch Companies, Inc. (brewing of beer, food products and family entertainment)

                         (TERMS EXPIRING 1997)

NAME AND AGE                PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
- ------------------------------------------------------------------------

                    WILLIAM P. STIRITZ
[PHOTO]             Served as a Director
                    since 1982; Age: 60

Chairman of the Board and Chief Executive Officer, Ralston Purina
Company (food products and processing; animal foods)

Director of Angelica Corporation; Ball Corporation; The May Department Stores Company; Reinsurance Group of America, Inc.

  Each of the Directors has held the same position or another executive position with the same employer during the past five years.

  The Board of Directors of the Corporation met eight times during 1994. All of the incumbent Directors attended 75% or more of the total meetings of the Board and all committees on which they served except for the following: William E. Maritz, Jerry E. Ritter and William P. Stiritz.

  The Nominating Committee is appointed by the Board of Directors annually or more often and is comprised of three or more Directors who are not officers or employees of the Corporation. The Nominating Committee met once during 1994. It is presently comprised of the following members: William P. Stiritz, Chairman, Albert E. Suter and Theodore C. Wetterau.

  The functions of the Nominating Committee are to recommend to the Board of Directors a slate of nominees for Directors to be presented for election by shareholders at each annual meeting of the Corporation and to recommend to the Board of Directors persons to fill vacancies on the Board. The Committee will consider nominees for Director submitted in writing to the attention of the Secretary of the Corporation.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of March 2, 1995, the number of shares of all equity securities of the Corporation owned beneficially by each Director (including nominees for Director), executive officers named in the Summary Compensation Table, and all Directors and executive officers as a group, including options exercisable within 60 days for the purchase of shares.

                                                                           SHARES OF COMMON STOCK
                                                                             OF THE CORPORATION
                                                                            BENEFICIALLY OWNED<F1>
                                                                             AS OF MARCH 2, 1995
                                                                      -------------------------------             PERCENT
                               BENEFICIAL OWNERS                      SHARES<F2>              OPTIONS           OF CLASS<F3>
                               -----------------                      ----------              -------           -----------


              Richard L. Battram.................................       3,000                      -                 -

              B. A. Bridgewater, Jr..............................      20,000                      -                 -

              William E. Cornelius...............................       7,668                      -                 -

              Andrew B. Craig, III...............................      39,210                 181,219                -

              Ilus W. Davis(4)...................................     429,045                      -                 -

              John E. Hayes, Jr..................................       3,420                      -                 -

              Samuel B. Hayes, III...............................      36,306                 111,549                -

              C. Ray Holman......................................       1,000                      -                 -

              Lee M. Liberman<F5>................................       7,376                      -                 -

              John Peters MacCarthy<F6>..........................      81,814                  31,082                -

              William E. Maritz..................................       6,364                      -                 -

              Andrew E. Newman...................................       4,382                      -                 -

              Richard E. Peck....................................         240                      -                 -

              Jerry E. Ritter....................................       1,974                      -                 -

              William P. Stiritz.................................       2,920                      -                 -

              Albert E. Suter....................................       4,200                      -                 -

              Dwight D. Sutherland<F7>...........................     654,596                      -                 -

              Ted C. Wetterau....................................       9,143                      -                 -

              John M. Brennan<F8>................................      38,656                  33,361                -

              Gregory L. Curl....................................       9,432                  50,724                -

              All Directors, Nominees and Executive Officers as a
               Group.............................................   1,373,882                 555,317                  %

- -----

<F1> Beneficial ownership of shares, as determined in accordance with applicable SEC rules, includes shares as to which a person directly or indirectly has or shares voting power or investment power or both.

<F2> Fractional shares omitted.

<F3> Assumes exercise of options for the purchase of 2,549,595 shares. The percentage is less than 1.0% except as otherwise noted.

<F4> Includes 336,705 shares of which Mr. Davis' wife is sole owner and as to which Mr. Davis disclaims beneficial ownership.

<F5> Includes 1,700 shares of which Mr. Liberman's wife is sole owner and as to which Mr. Liberman disclaims beneficial ownership.

<F6> Includes 30,000 shares held in Mr. MacCarthy's Charitable Lead Trust of which his wife is a trustee and 3,652 shares of which his wife is sole owner. Mr. MacCarthy disclaims beneficial ownership of these shares.

<F7> Includes 181,596 shares under trust or agency agreements for which
     Mr. Sutherland is trustee.

<F8> Includes 13,448 shares of which Mr. Brennan's wife is sole owner and as to which Mr. Brennan disclaims beneficial ownership.

EXECUTIVE COMPENSATION

  The following table sets forth on an accrual basis for the three fiscal years ended December 31, 1994, the compensation paid to the Corporation's Chief Executive Officer and the four most highly compensated Executive Officers other than the Chief Executive Officer.


                      SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                                         ----------------------------------------------------
                                                                                       AWARDS         PAYOUTS
                                                                                   ----------------------------

                                                                                     SECURITIES      LONG TERM       ALL OTHER
                                                                                     UNDERLYING      INCENTIVE        COMPEN-
                                                        SALARY          BONUS         OPTIONS/        PAYOUTS         SATION
NAME AND PRINCIPAL POSITION               YEAR          ($)<F1>          ($)        SARS (#)<F2>       ($)           ($)<F3>
- ---------------------------               ----          ------          -----       ------------     ---------       ---------
Andrew B. Craig, III                      1994         $625,024        $307,800        21,700         $246,533        $ 7,400
 Chairman of the Board and Chief          1993         $587,523        $373,750        21,400         $408,750        $10,394
 Executive Officer of the Corporation     1992         $560,002        $370,600        23,890         $190,000        $ 5,977

Samuel B. Hayes, III                      1994         $471,838        $214,217        14,900         $162,756        $ 8,900
 President of the Corporation;            1993         $449,837        $220,500        14,800         $240,000        $10,394
 Chairman of the Board of                 1992         $430,517        $222,600        18,410         $112,000        $ 5,764
 The Boatmen's National Bank of
 St. Louis

John Peters MacCarthy                     1994         $387,965        $128,419        12,400         $135,630        $13,614
 Vice Chairman of the Corporation;        1993         $374,865        $183,750        12,400         $210,000        $16,608
 Chairman of the Board and Chief          1992         $358,750        $185,500        15,342         $ 96,000        $12,105
 Executive Officer of Boatmen's
 Trust Company

Gregory L. Curl                           1994         $275,571        $123,824         7,500         $ 79,811        $10,380
 Vice Chairman of the Corporation         1993         $223,569        $108,000         7,200         $112,350        $11,851
                                          1992         $208,008        $106,000         7,500         $ 52,800        $11,527

John M. Brennan                           1994         $268,975        $111,296         8,600         $ 94,324        $ 6,000
 Executive Vice President of the          1993         $259,905        $127,400         8,600         $143,100        $ 8,994
 Corporation                              1992         $249,900        $129,850        10,740         $ 72,000        $ 4,364



- -----
<F1> Includes deferred compensation.

<F2> Each non-qualified option was granted with a tandem stock appreciation right ("SAR").

<F3> Includes contributions to the Corporation's 401(k) plan (1994 contributions: Mr. Craig-$6,000; Mr. Hayes-$7,500; Mr. MacCarthy-$6,000; Mr. Curl-$3,000; and Mr. Brennan-$6,000) and stock purchase plan (1994 contributions: Mr. Craig-$1,400; Mr. Hayes-$1,400; Mr. MacCarthy-$1,400; and Mr. Curl-$1,400) and interest earned on the Centerre Executive Deferred Compensation Plan exceeding 120% of applicable Federal long-term rate for Mr. MacCarthy (1994 earnings: $6,213).

                 OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                               ----------------------------------------------------------


                                 NUMBER OF
                                SECURITIES                                                     POTENTIAL REALIZABLE VALUE AT
                                UNDERLYING      % OF TOTAL                                     ASSUMED ANNUAL RATES OF STOCK
                                 OPTIONS/      OPTIONS/SARS                                   APPRECIATION FOR OPTION TERM<F2>
                                   SARS         GRANTED TO     EXERCISE OR                 -------------------------------------
                                  GRANTED      EMPLOYEES IN     BASE PRICE   EXPIRATION      0%           5%            10%
             NAME                  #<F1>        FISCAL YEAR       ($/SH)        DATE         ($)         ($)            ($)
             ----                 -------      ------------    -----------   ----------      --           --            ---
Andrew B. Craig, III...........   21,700           3.12%          $27.75      02/15/04       $0        $378,705       $959,712

Samuel B. Hayes, III...........   14,900           2.14%          $27.75      02/15/04       $0        $260,032       $658,973

John Peters MacCarthy..........   12,400           1.78%          $27.75      02/15/04       $0        $216,403       $548,407

Gregory L. Curl................    7,500           1.08%          $27.75      02/15/04       $0        $130,889       $331,698

John M. Brennan................    8,600           1.23%          $27.75      02/15/04       $0        $150,086       $380,347

- -----
<F1> Each non-qualified option was granted with a SAR. The stock options and SARs, which were granted on February 15, 1994, become exercisable at the rate of one-third on each of the first three anniversary dates of the grant, subject to acceleration in the event of a "change in control".

<F2> Exercise or base price is equal to the closing trade price on the date of grant.

<F3> Pre-tax gain. The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The Corporation's per share stock price would be $45.20 and $75.32 if increased 5% and 10%, respectively, compounded annually over the option term.


         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                                       VALUE OF UNEXERCISED
                                                                        NUMBER OF SECURITIES               IN-THE-MONEY
                                                                       UNDERLYING UNEXERCISED             OPTIONS/SARS AT
                                                                       OPTIONS/SARS AT FY-END                FY-END<F2>
                                         SHARES                    --------------------------------------------------------------
                                        ACQUIRED         VALUE
                                       ON EXERCISE     REALIZED      EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                NAME                      (#)           ($)<F1>           #               #              $               $
                ----                   -----------     --------      -----------    -------------   -----------    -------------

Andrew B. Craig, III.................     2,100        $ 25,137        145,724         63,370        $1,351,431      $236,419

Samuel B. Hayes, III.................     5,400        $ 61,325         85,849         45,173        $  736,198      $174,721

John Peters MacCarthy................    15,496        $247,169          9,247         38,265        $   22,568      $151,717

Gregory L. Curl......................     1,300        $ 18,440         38,378         25,236        $  279,872      $ 93,275

John M. Brennan......................     1,100        $  7,254         18,287         26,421        $  131,595      $103,807

- -----

<F1> Pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.

<F2> Pre-tax gain. Value of unexercised in-the-money options based on
     December 30, 1994 closing trade price of $27.125.

          LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR


                                             PERFORMANCE OR                     ESTIMATED FUTURE PAYOUTS UNDER
                                              OTHER PERIOD                        NON-STOCK PRICE BASE PLANS
                                                  UNTIL      --------------------------------------------------------------------
                                               MATURATION         MINIMUM         THRESHOLD         TARGET           MAXIMUM
                    NAME                        OR PAYOUT            $                $                $                $
                    ----                    -----------------      -------         ---------         ------           -------
Andrew B. Craig, III........................   Three Years          $0            $120,000         $300,000         $540,000

Samuel B. Hayes, III........................   Three Years          $0            $ 73,382         $183,456         $330,221

John Peters MacCarthy.......................   Three Years          $0            $ 61,152         $152,880         $275,184

Gregory L. Curl.............................   Three Years          $0            $ 36,979         $ 92,448         $166,406

John M. Brennan.............................   Three Years          $0            $ 42,398         $105,996         $190,793

  The Corporation's long-term incentive plan makes cash payouts pursuant to a formula based upon total shareholder return over three-year periods, beginning annually, measured against a peer group of 40 other financial institutions and adjusted upward or downward in relation to the attainment of objectives for average annual earnings per share growth rate as set by the Compensation Committee at the beginning of each three-year period.

  Potential future payouts are based on average base salary as of each January 1, for the three year performance period, 1994-1996, but assume no increase in base salary during the performance period. The payouts, if any, will be made in 1997.

RETIREMENT BENEFITS

  Executive Officers of the Corporation participate in the Boatmen's Bancshares, Inc. Retirement Plan for Employees (the "Retirement Plan") and the Boatmen's Supplemental Retirement Plan (the "BSRP"). The purpose of the BSRP is to supplement the benefits payable under the Retirement Plan to the extent they are reduced on account of the limitations imposed by the Internal Revenue Code (maximum compensation and maximum benefit) and also to include bonuses which are excluded from earnings used to calculate benefits under the Retirement Plan.


                          PENSION PLAN TABLE


                                                                              YEARS OF SERVICE
                                            -------------------------------------------------------------------------------------

                REMUNERATION                       15               20               25               30               35
                ------------                       --               --               --               --               --
  $  200,000................................    $ 45,000         $ 60,000         $ 75,000         $ 90,000         $105,000

     400,000................................      90,000          120,000          150,000          180,000          210,000

     600,000................................     135,000          180,000          225,000          270,000          315,000

     800,000................................     180,000          240,000          300,000          360,000          420,000

   1,000,000................................     225,000          300,000          375,000          450,000          525,000

   1,200,000................................     270,000          360,000          450,000          540,000          630,000

   1,400,000................................     315,000          420,000          525,000          630,000          735,000

   1,600,000................................     360,000          480,000          600,000          720,000          840,000

   1,800,000................................     405,000          540,000          675,000          810,000          945,000

  Remuneration in the Pension Plan table includes annual base salary, annual bonus and long-term incentive payouts as reported in the Summary Compensation Table. As of December 31, 1994, years of credited service for purposes of computing retirement benefits under the Retirement Plan and the BSRP for the named executives are as follows: Andrew B. Craig, III-32, Samuel B. Hayes, III-23, John Peters MacCarthy-24, Gregory L. Curl-19, and John M. Brennan-24.

  Retirement benefits under the retirement plans are based upon final average earnings and years of credited service up to a maximum of 35 years. Generally, final average earnings are the average of an employee's highest five consecutive years' earnings out of the final ten years of employment. The annual retirement benefits are 1.5% of final average earnings multiplied by years of credited service and are not subject to any offset amounts.

  Mr. MacCarthy is entitled to receive retirement benefits under the Centerre Executive Retirement Program (the "CERP") earned through 1988 to the extent those benefits would exceed any benefits under the Retirement Plan and BSRP, taking service with Centerre into account. The CERP was intended to provide pension benefits, when added to other Centerre pension benefits and social security benefits, equaling 50% of the highest three year average of salary and bonuses for a thirty-year executive. However, benefits due Mr. MacCarthy under the CERP will reduce his benefits under the BSRP.

  Benefits under the BSRP and CERP are paid from the general assets of the Corporation. The Corporation has entered into a trust agreement to provide for payment of benefits under these plans. While only a nominal amount has been paid into the trust, full funding is required in the event of a "change in control".

EMPLOYMENT CONTRACTS AND TERMINATIONS, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

  The Corporation has an Employment Agreement with each of Messrs. Craig, Hayes and Curl which provides, among other things, that, if his employment is terminated by the Corporation without "cause" or by him for "good reason" prior to its expiration date (June 30, 1997, in each case), he shall be paid his then current base compensation until the later of such expiration date or one year after such termination and shall receive health and welfare benefits for such period, together with all vested employee benefits. If, however, such termination occurs either during the six months before or three years after a "change in control", or if he voluntarily terminates during the 30 days following one year after a "change in control", he shall receive an amount equal to three times his highest annualized base compensation rate and three times his average annual bonuses for the prior three years plus continuation of benefits, limited however to an amount $1 less than the maximum that the Corporation is entitled to pay without loss of deduction because of "excess purchase payments" under the Internal Revenue Code, which is three times his average annual taxable compensation for the last five years. Mr. MacCarthy has an agreement with the Corporation which provides for his being paid, in the event of termination of his employment for any reason prior to his 63rd birthday, a lump sum equal to his then annual base salary. In addition, his agreement provides that he will not engage in any trust or commercial banking business in the States of Missouri or Illinois for two years after the termination of the Agreement.

DIRECTOR COMPENSATION

  Directors whose principal occupations are with the Corporation or any of its subsidiaries receive no Director's fee. All other Directors receive quarterly retainer payments of $5,000 each, plus $1,000 for each Board meeting attended and $850 for each committee meeting attended.

COMPENSATION COMMITTEE

  The Compensation Committee is appointed annually or more often by the Corporation's Board of Directors. Only Directors who are not officers or employees of the Corporation can serve on the Compensation Committee. The Compensation Committee met three times during 1994. The functions of the Compensation Committee are to review the competency and effectiveness of management of the Corporation and its subsidiaries, to review the soundness and adequacy of compensation programs, to approve compensation for senior officers of the Corporation, to review the adequacy of compensation of senior management of the Corporation's subsidiaries and to formulate policy on, and administer, the Corporation's special compensation programs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following persons served on the Corporation's Compensation
Committee during 1994: Lee M. Liberman, Chairman, B. A. Bridgewater, Jr., Ilus W. Davis, John E. Hayes, Jr., William E. Maritz, and Albert
E. Suter.

  During 1994, Mr. Craig served on the Executive Salaries Committee and Stock Option Plans Committee of the Board of Directors of Anheuser-Busch Companies, Inc. while Mr. Ritter served on the Corporation's Board of Directors. Mr. MacCarthy served on the Human Resources Committee of Union Electric Company while Mr. Cornelius served on the Corporation's Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Policies, Goals and Responsibilities

  The Compensation Committee (the "Committee") is committed to linking compensation decisions to corporate and individual performance. In formulating the executive compensation program, the Committee's goals are to provide appropriate incentives to management and align the economic interests of management and its shareholders. The major policies of this program include the following:

  - Establishing total compensation targets at market (i.e., median) levels in comparison to a peer group of companies,

  - Evaluating short-term versus long-term goals and performances of the Corporation,

  - Assessing achievement of corporate and individual performance objectives prior to disbursing incentive rewards, and

  - Providing an ownership perspective for management through the use of the Corporation's Common Stock as a compensation vehicle.

  The Corporation's compensation structure reflects the underlying philosophy and helps meet broader corporate goals to: 1) attract and retain the best management talent, 2) sustain levels of superior financial performance, and 3) encourage and reward superior management performance that enhances shareholder value.

  The Committee's responsibilities to the Corporation include not only the design of this program but also review of its fairness and competitiveness at least annually. In performing this duty, the Committee consulted with a national, independent consulting firm that provided competitive data and analysis of the Corporation's executive compensation program. This information was used as a basis in determining executive compensation arrangements.

  The companies chosen for the two comparator groups used for compensation purposes are not the same companies that comprise the published industry index used in the common stock performance graph that follows this report. For compensation comparison purposes, the Committee has selected a group of approximately 14 regional banking institutions that are similar to the Corporation in asset size and lines of business. The comparator group members' asset sizes ranged from $21.8 billion to $65.0 billion with median assets of $39.1 billion. This compares to the Corporation's 1994 year-end assets of $28.9 billion.

  The Committee believes that the Corporation's most direct competitors for executive talent are not all of the companies that should be included in a peer group established for comparing shareholder returns. As discussed further in this report, annual cash incentive awards and long-term cash incentive awards are adjusted based on the Corporation's performance ranking compared with that of a group of approximately 40 banking institutions. This second comparator group consists of the country's 50 largest banking organizations, minus money center institutions, plus three other midwestern regional banking organizations, all of whose financial performances are monitored and continually compared to the Corporation's performance.

  The executive compensation program consists of four components: 1) base salary, 2) annual cash incentive awards, 3) long-term cash incentive awards, and 4) stock options. The Committee has established the objective of targeting executives' total compensation at the median of the peer group of 14 regional banking institutions described above. This compensation objective for executives has been established recognizing that the provisions of the Internal Revenue Code may affect the Corporation's ability to deduct all such compensation. The following discussion summarizes each component of the executive compensation program and the systematic review process used by the Committee in administering the program.

 Base Salary

  The base salary of each executive officer, including those named in the Summary Compensation Table, is reviewed annually. In deciding the appropriate salary, the Committee considers internal equity issues, median external pay practices of the appropriate comparator group, individual performance, special assignments or responsibilities, level of responsibility, time in position, prior experience and knowledge. The Committee uses broad discretion when setting base salary levels and considers all of the above criteria. It does not assign a specific weight to any of these factors. Mr. Craig's current base salary was established based on these principles.

 Annual Cash Incentive Awards

  The Corporation's 1992 Annual Incentive Bonus Plan (the "Annual Plan") is discretionary and non-contractual. Under current practice, annual cash awards are made to middle management and senior executives to recognize and reward individual and corporate performance. Participants are selected on the basis of their positions in the Corporation and the extent to which those positions can impact the Corporation's financial performance.

  The Committee establishes a performance/payout schedule each year to fix target bonuses (as a percentage of salary) for each salary grade, depending upon the percentage of the Corporation's budgeted income achieved during the year. In making the ultimate comparison of actual income to the original budgeted amount, the Committee may exercise its discretion to adjust income to take unusual factors into account. It may also pay an award even if the minimum performance/payout threshold is not met; no such exceptions have been made during the last three fiscal years.

  The award is then subject to adjustment by a return on equity factor set by the Committee each year. This adjustment is based on the Corporation's performance compared to the peer group of 40 financial institutions described above. Finally, the individual awards thus determined may be decreased or eliminated, but not increased, based on an evaluation of the participant's performance.

  During 1994, the Corporation exceeded its budgeted income by 2.4%, resulting in target bonuses ranging between 16.0% and 54.0% of base salary, before taking individual performance factors into account. Since the Corporation's return on equity of 16.3% placed it in the 51st percentile of the peer group, that factor did not affect the annual cash incentive award. As a result of such individual adjustments for 1994, participants received approximately 95% of the awards determined under the performance/payout schedule (after return on equity adjustment).

  The Committee awarded Mr. Craig a 1994 annual incentive cash award of $307,800, or 51.3% of his base salary. The maximum award level established for Mr. Craig in 1994 was 75% of base salary (before return-on-equity adjustment).

 Long-Term Cash Incentive Awards

  The Amended 1982 Long-Term Incentive Plan (the "Long Term Plan") is a cash award program for senior management. The Committee believes that the Long Term Plan is an important component of the total compensation program of top executives for several equally important reasons. Cash payments provide an incentive beyond those offered by stock options. The criteria and relative measurement systems employed ensure that "real" performance is attained before awards are made. Furthermore, the longer-term time horizon of the Long Term Plan balances the short-term goals inherent in the Annual Plan.

  Effective January 1, 1992, the Long Term Plan was amended in order, among other things, to link awards, which are contractual, primarily to the performance of the corporation's Common Stock. Under the amended plan, participants are rewarded for total shareholder return over a three-year performance period, beginning annually, as measured against the above-referenced peer group of 40 banking institutions. Payouts are adjusted upward or downward but not to exceed 20% in either direction based on the attainment of average annual earning per share growth rate objectives set by the Committee at the beginning of each performance period.

  The first payments under the amended plan were made for the 1992-1994 performance period. The Corporation's total shareholder return for that period placed it at the 51st percentile of the peer group, which coupled with the Corporation's average annual earnings per share growth rate for the period, resulted in a 1994 award for Mr. Craig of $246,533.

 Stock Option Awards

  Middle and senior management executives are eligible to participate in the Corporation's two stock option plans: a qualified plan and a non-qualified plan. Stock options provide executives the opportunity to acquire an equity interest in the Corporation and to share in the appreciation of the stock's value, thereby aligning their interests with those of the shareholders. The stock option plans and any benefits under them are directly tied to how well management creates increased value for shareholders. Stock option grants in 1994 were based on a fixed percentage of base salary. These percentage levels varied according to scope of responsibility and reflected the competitive practice of the Corporation's peer group of 14 financial institutions.

  In determining option grants to the current executive group, the Committee does not take into account the amount and value of options currently held, and the Corporation does not have a target ownership level of equity holdings by its executives. In accordance with the fixed percentage of base salary described above, the Committee awarded Mr. Craig an option to acquire 21,700 shares of Common Stock under the non-qualified plan in 1994.

 Summary

  The Corporation's executive compensation program is based on the premise that a balance is required between the needs of the Corporation in operating its business in an effective and profitable manner and the competitiveness of rewards in competing for management talent in the marketplace. The program is reviewed at least annually by the Committee to ensure consistency with the compensation philosophy of the Corporation and that the stated objectives continue to be met.

Members of the Compensation Committee:

    Lee M. Liberman, Chairman         John E. Hayes, Jr.
    B. A. Bridgewater, Jr.            William E. Maritz
    Ilus W. Davis                     Albert E. Suter

           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN<F*>
           BOATMEN'S BANCSHARES, INC., S&P 500 STOCK INDEX,
                  AND S&P MAJOR REGIONAL BANKS INDEX

                                               1989             1990            1991          1992        1993       1994
                                               ----             ----            ----          ----        ----       ----
Boatmen's Bancshares, Inc.                    $100              $106            $164          $206        $228       $216

S & P 500                                     $100              $ 97            $126          $136        $150       $152

S & P Major Regional Banks Index              $100              $ 71            $128          $163        $172       $163

- -----
Assumes $100 invested on December 31, 1989 in the Corporation's Common Stock, the S&P 500 Index, and the S&P Major Regional Banks Index.

<F*>Total return assumes reinvestment of dividends on a quarterly basis.

CERTAIN TRANSACTIONS

  Subsidiaries of the Corporation have had, and in the future expect to have, banking and fiduciary transactions with Directors and Executive Officers of the Corporation and some of their associates. All such transactions have been in the ordinary course of business and on substantially the same terms (including interest rates on loans, collateral, and collectibility considerations) as those prevailing at the time for comparable transactions with others.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires Directors and Executive Officers of the Corporation to file with the SEC initial reports of ownership and reports of changes in ownership of securities of the Corporation. Directors and Executive Officers are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

  To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements applicable to Directors and Executive Officers were complied with, except that Messrs. Liberman and Wetterau each reported one acquisition late.

      ITEM 2. ADOPTION OF AMENDMENT TO COMMON STOCK PROVISIONS OF
         ARTICLE III OF THE RESTATED ARTICLES OF INCORPORATION

  The second item to be acted upon at the meeting is a proposal to amend Article III of the Corporation's Restated Articles of Incorporation to increase the aggregate number of authorized shares of Common Stock from 150,000,000 shares to 200,000,000 shares. At the present time, the authorized capital stock of the Corporation consists of 150,000,000 shares of Common Stock, $1.00 par value, of which ------- shares were issued and outstanding on March 2, 1995, and 10,300,000 shares of Preferred Stock, no par value, of which --- shares of Series
B Preferred were issued and outstanding on March 2, 1995.

  If the proposed amendment is approved by the shareholders, 200,000,000 shares of Common Stock, $1.00 par value, will be authorized for issuance and the additional authorized Common Stock may be issued by the Corporation without any further action by the shareholders.

  The purpose of the proposed amendment is to provide additional authorized shares of Common Stock for possible use in connection with future financings, investment opportunities, acquisitions, employee benefit or dividend reinvestment plan distributions, other distributions, such as stock dividends or stock splits, or for other corporate purposes. Shareholders do not have preemptive rights and will not have a right of first refusal to purchase any of the additional authorized shares of Common Stock. The Corporation has no plans or commitments at this time for the issuance of the additional authorized Common Stock but wants to put itself in a position to do so when needs arise and market conditions warrant.

VOTE REQUIRED

  The affirmative vote of a majority of all the Corporation's issued and outstanding shares of Common Stock, voting separately as a class, and the affirmative vote of a majority of all the Corporation's issued and outstanding shares of Voting Stock is required to approve the proposed amendment. Dissenting votes give rise to no rights on the part of dissenters.

BOARD RECOMMENDATION

  The Board of Directors believes this action will be in the best interests of the shareholders and, accordingly, recommends a vote FOR this proposal, which is ITEM 2 on the Proxy Card.

           ITEM 3. ADOPTION OF AN AMENDMENT TO THE BOATMEN'S
         BANCSHARES, INC. 1987 NON-QUALIFIED STOCK OPTION PLAN

  The third item to be acted upon at the meeting is a proposal to amend
Section 2 of the Boatmen's Bancshares, Inc. 1987 Non-Qualified Stock Option Plan to increase the aggregate number of shares of Common Stock available for purchase pursuant to the NQSO Plan from 2,000,000 to 3,500,000 shares (subject to adjustment for future stock dividends, stock splits and other changes in capitalization as described in the NQSO Plan). The Board of Directors of the Corporation at its January 31, 1995 meeting adopted a resolution proposing to amend the NQSO Plan, conditioned upon shareholder approval.

SUMMARY OF THE PLAN AS PROPOSED TO BE AMENDED

  The purpose of the NQSO Plan is to provide increased incentive for certain key employees of the Corporation and its subsidiaries and to encourage them to acquire a proprietary interest in the Corporation. It is believed that the NQSO Plan is helpful to the Corporation in attracting new personnel and retaining present personnel. Presently there are approximately ----- persons eligible to participate in the NQSO Plan. The market value of the shares issuable under the NQSO Plan was ------- as of March 2, 1995.

  The NQSO Plan is administered by the Compensation Committee, which has full authority to interpret and regulate the NQSO Plan and the options and stock appreciation rights granted thereunder. The Compensation Committee determines, among other things, the individuals to whom and the price at which options may be granted and when such options may be exercised. Options and stock appreciation rights may be granted to any person who, at the time of the grant, is a key employee of the Corporation or its subsidiaries, including, but not limited to, officers whether or not they are Directors.

  Options granted under the NQSO Plan may be exercised, in whole or in part, by paying cash or, if authorized by the Corporation, Common Stock valued at fair market value (or a combination of cash and Common Stock). The options may be exercised only during the option period or periods provided in the grant, which generally may not be less than six months nor more than ten years from the date of such grant. Upon receipt of payment, the Corporation will deliver a certificate or certificates for the full number of shares purchased pursuant to the exercise of an option.

  Options granted under the NQSO Plan may be, at the discretion of the Compensation Committee, accompanied by a related stock appreciation right. An optionee may elect to exercise the stock appreciation right instead of the option itself, with respect to all or a portion of the shares subject to exercise under the option. Stock appreciation rights are granted subject to the same terms and conditions as the related options, are exercisable only to the extent the related options are exercisable and terminate when the the options terminate. Exercise of a stock appreciation right will reduce the number of shares subject to exercise under the related option as though the option had been exercised.

  The Board of Directors may modify or terminate the NQSO Plan at any time, except that no options or stock appreciation rights shall be granted after February 10, 1997.

  No income will be recognized by an optionee when an option is granted to him under the NQSO Plan and the Corporation will not receive any tax deduction at the time of grant. Upon exercise of an option, the difference between the fair market value of the shares acquired at the time of exercise and the option price of such shares will be treated for Federal income tax purposes as ordinary income received as additional compensation, subject to Federal income tax withholding and employment tax provisions, and the Corporation will receive a corresponding tax deduction.

  An optionee's basis in shares received upon exercise of an option will equal the fair market value thereof on the date of exercise. Generally, subsequent sales of such shares will result in recognition of capital gain or loss, which may be long-term or short-term, depending on how long the shares were held before the disposition.

  Upon exercise of a stock appreciation right, cash amounts received will be treated for Federal income tax purposes as ordinary income received as additional compensation, subject to Federal income tax withholding and employment tax provisions, and the Corporation will receive a corresponding tax deduction.

  The number of units and dollar value of future grants under the NQSO Plan are not determinable.

VOTE REQUIRED

  The affirmative vote of holders of a majority of all the Corporation's issued and outstanding shares of Voting Stock is required to approve the amendment to the NQSO Plan. Dissenting votes give rise to no rights on the part of dissenters.

BOARD RECOMMENDATION

  The Board of Directors believes this action will be in the best interests of the shareholders and, accordingly, recommends a vote FOR this proposal, which is ITEM 3 on the proxy card.

  ITEM 4. ADOPTION OF AN AMENDMENT TO THE BOATMEN'S BANCSHARES, INC.
                   1991 INCENTIVE STOCK OPTION PLAN

  The fourth item to be acted upon at the meeting is a proposal to amend Section 2 of the Boatmen's Bancshares, Inc. 1991 Incentive Stock Option Plan to increase the aggregate number of shares of Common Stock for purchase pursuant to the ISO Plan from 2,000,000 to 4,000,000 shares. The Board of Directors of the Corporation, at its January 31, 1995 meeting, approved a resolution proposing to amend the 1991 ISO Plan, conditioned upon shareholder approval.

SUMMARY OF THE 1991 ISO PLAN

  The purpose of the 1991 ISO Plan is to provide increased incentive for certain key employees and to encourage them to acquire a proprietary interest in the Corporation. Options may be granted only to persons who, at the time of the grant, are key employees of the Corporation or its subsidiaries, including, but not limited to, officers whether or not they are directors. Presently there are approximately -- persons eligible to participate in the 1991 ISO Plan.

  The 1991 ISO Plan is administered by the Compensation Committee. All options granted under the 1991 ISO Plan are granted by the Compensation Committee, which has full authority to interpret and regulate the 1991 ISO Plan and options granted thereunder. Each option grant will be subject to and no exercise thereof effective unless, and until, the Compensation Committee shall deem there has been compliance with the requirements of all applicable federal, state and other pertinent regulatory authority. All determinations by the Compensation Committee are conclusive.

  If the proposed amendment is approved by shareholders, 4,000,000 shares of Common Stock of the Corporation may be issued, subject to adjustment for certain changes in capitalization. The market value of the 4,000,000 shares issuable under the 1991 ISO Plan was $------- as of March 2, 1995. There is no maximum or minimum number of shares for which an option may be granted to an eligible employee. The 1991 ISO Plan provides, however, that, with respect to options granted after December 31, 1986, the aggregate fair market value, determined at the time the option is granted, of all the shares with respect to which options are exercisable for the first time by an employee during any calendar year pursuant to all incentive stock option plans of the Corporation and its subsidiaries shall not exceed $100,000.

  The option price at which shares may be purchased pursuant to each option is not less than the fair market value thereof on the date on which the option is granted, as determined by the Compensation Committee. Options may be exercised at such times and for such number of shares as the Compensation Committee may determine. Options shall be exercised in writing accompanied by payment in full for the amount exercised. Such payment shall be made in cash or, if authorized by the Compensation Committee in the option grant, in whole or in part in shares of Common Stock valued at fair market value. The period during which an option may be exercised may not exceed ten years from the date of grant of such option.

  The Board of Directors may modify or terminate the 1991 ISO Plan at any time, except that no options shall be granted after January 22, 2001.

  It is intended that the options granted under the 1991 ISO Plan shall be incentive stock options pursuant to the Internal Revenue Code (the "Code") and regulations issued thereunder. The 1991 ISO Plan will be administered in such a manner as to effect such intention.

  For federal income tax purposes, no income is recognized by an optionee when an option is granted or exercised pursuant to the 1991 ISO Plan. Similarly, the Corporation recognizes no income or expense upon such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be a tax preference item for purpose of the alternative minimum tax imposed by section 55 of the Code. In general, an optionee's basis in the shares received upon exercise of an option will be the exercise price paid by him for the shares. For purposes of calculating alternative minimum tax income in the year the shares are sold, however, the basis acquired through the exercise of an option is increased to the fair market value of the stock at time of exercise, which was taken into account in determining the amount of tax preference.

  If an optionee who acquires shares by exercise of an option does not dispose of the shares within the later of two years from the date of option grant or one year after the transfer of the shares to the optionee (the "holding period"), any gain or loss upon disposition of the shares will be treated for federal income tax purposes as long-term capital gain or loss, as the case may be. A "disposition" includes a sale, exchange, gift or other transfer of legal title. If the option shares are disposed of within the holding period, all or part of the gain, if any, will be characterized as ordinary income depending upon the relative amount of the sale price of the shares as compared with the exercise price of the shares. Any loss resulting from the disposition of option shares within the holding period will be long-term or short-term capital loss depending upon how long the shares were held before the disposition.

  The number of units and dollar value of future grants under the 1991 ISO Plan are not determinable.

VOTE REQUIRED

  The affirmative vote of a majority of all the Corporation's issued and outstanding shares of Voting Stock is required to approve the amendment to the 1991 ISO Plan. Dissenting votes give rise to no rights on the part of dissenters.

BOARD RECOMMENDATION

  The Board of Directors believes this action will be in the best interests of the shareholders and, accordingly, recommends a vote FOR this proposal, which is ITEM 4 on the Proxy Card.

INDEPENDENT AUDITORS AND AUDIT COMMITTEE

  Ernst & Young LLP were the auditors for the Corporation for the year ended December 31, 1994, and management of the Corporation has recommended them as auditors for the year ending December 31, 1995. Representatives of that firm will be present at the annual meeting to respond to appropriate questions that may be raised, and they will have an opportunity to make a statement, if they so desire.

  The Audit Committee is appointed by the Board of Directors annually or more often and is comprised of three or more Directors who are not officers or employees of the Corporation. The

Audit Committee met four times in 1994. It is presently comprised of the following members: William E. Cornelius, Chairman, Richard L.
Battram, Lee M. Liberman, Jerry E. Ritter and Theodore C. Wetterau.

  The functions of the Audit Committee are to nominate the independent auditors of the Corporation for appointment by the Board of Directors; arrange for and review the Corporation's annual audit; approve professional services performed by the independent auditors and determine that such services do not impair the independence of the auditors; ratify all accountants' fees rendered during the year; review the scope and results of internal audit controls and procedures; and provide for independent review of the adequacy of the Corporation's system of internal controls.

                             OTHER MATTERS

  The Board of Directors is not aware of any other matters which will be presented for consideration at the meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.

March --, 1995.

                        DAVID L. FOULK
                        Secretary

                                                          March --, 1995

Dear Shareholder:

  The annual meeting of Stockholders of Boatmen's Bancshares, Inc. will be held at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri at 10:00 a.m. on Tuesday, April 25, 1995. At the meeting Stockholders will elect five directors and act upon proposals to amend the Corporation's Restated Articles of Incorporation to increase the authorized shares of Common Stock and to amend the Corporation's 1987 Non-Qualified Stock Option Plan and 1991 Incentive Stock Option Plan to increase the authorized shares of Common Stock issuable under the Plans.

  It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

                PLEASE DETACH PROXY HERE, SIGN AND MAIL
- ------------------------------------------------------------------------

3. Adoption of Amendment to Boatmen's Bancshares, Inc. 1987 Non-
   Qualified Stock Option Plan:
                  / / FOR     / / AGAINST      / / ABSTAIN

4. Adoption of Amendment to Boatmen's Bancshares, Inc. 1991 Incentive Stock Option Plan:
                  / / FOR     / / AGAINST      / / ABSTAIN

5. On any other matter that may be submitted to a vote of shareholders.

THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.

                                    Dated ......................., 1995

                                    ...................................

                                    ...................................
                                    Please sign name or names as
                                    appearing on this proxy. If signing
                                    as a representative, please include
                                    capacity.

                PLEASE DETACH PROXY HERE, SIGN AND MAIL
- ------------------------------------------------------------------------

COMMON SHAREHOLDERS

P R O X Y
                      BOATMEN'S BANCSHARES, INC.

                     ANNUAL MEETING APRIL 25, 1995

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

  The undersigned shareholder of Boatmen's Bancshares, Inc., a Missouri corporation, appoints CHARLES C. ALLEN, JR. and DAVID L. FOULK, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, on April 25, 1995, at 10:00 a.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1. Election of Directors:

/ / FOR all nominees listed below            / / WITHHOLD AUTHORITY to vote for
    (except as marked to the contrary            all nominees listed below.
     below)

  Richard L. Battram, William E. Cornelius, C. Ray Holman, William E.
                      Maritz and Richard E. Peck

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.

- ------------------------------------------------------------------------

2. Adoption of Amendment to Article III of the Restated Articles of Incorporation to increase the authorized shares of Common Stock:
                  / / FOR     / / AGAINST      / / ABSTAIN

 (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

                                                          March --, 1995

Dear Shareholder:

  The annual meeting of Stockholders of Boatmen's Bancshares, Inc. will be held at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri at 10:00 a.m. on Tuesday, April 25, 1995. At the meeting Stockholders will elect five directors and act upon proposals to amend the Corporation's Restated Articles of Incorporation to increase the authorized shares of Common Stock and to amend the Corporation's 1987 Non-Qualified Stock Option Plan and 1991 Incentive Stock Option Plan to increase the authorized shares of Common Stock issuable under the Plans.

  It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

                PLEASE DETACH PROXY HERE, SIGN AND MAIL
- ------------------------------------------------------------------------

3. Adoption of Amendment to Boatmen's Bancshares, Inc. 1987 Non-
   Qualified Stock Option Plan:
                  / / FOR     / / AGAINST      / / ABSTAIN

4. Adoption of Amendment to Boatmen's Bancshares, Inc. 1991 Incentive Stock Option Plan:
                  / / FOR     / / AGAINST      / / ABSTAIN

5. On any other matter that may be submitted to a vote of shareholders.

THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.

                                    Dated ......................., 1995

                                    ...................................

                                    ...................................
                                    Please sign name or names as
                                    appearing on this proxy. If signing
                                    as a representative, please include
                                    capacity.

                PLEASE DETACH PROXY HERE, SIGN AND MAIL
- ------------------------------------------------------------------------

PREFERRED SHAREHOLDERS

P R O X Y
                      BOATMEN'S BANCSHARES, INC.

                     ANNUAL MEETING APRIL 25, 1995

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

  The undersigned shareholder of Boatmen's Bancshares, Inc., a Missouri corporation, appoints CHARLES C. ALLEN, JR. and DAVID L. FOULK, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, on April 25, 1995, at 10:00 a.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1. Election of Directors:

/ / FOR all nominees listed below            / / WITHHOLD AUTHORITY to vote for
    (except as marked to the contrary            all nominees listed below.
     below)

  Richard L. Battram, William E. Cornelius, C. Ray Holman, William E.
                      Maritz and Richard E. Peck

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.

- ------------------------------------------------------------------------

2. Adoption of Amendment to Article III of the Restated Articles of Incorporation to increase the authorized shares of Common Stock:
                  / / FOR     / / AGAINST      / / ABSTAIN

 (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

(THIS PLAN IS BEING SUBMITTED PURSUANT TO INSTRUCTION 3 TO ITEM 10 OF SCHEDULE 14A. IT IS NOT PRINTED IN THE PROXY STATEMENT CIRCULATED TO INVESTORS.)


                   BOATMEN'S BANCSHARES, INC.
              1987 NON-QUALIFIED STOCK OPTION PLAN


1.   PURPOSE
- -------------------------------------------------------------------------------
            The purpose of the 1987 Non-Qualified Stock Option Plan (the
            "Plan") of Boatmen's Bancshares, Inc. (the "Corporation") is to provide increased incentive for certain key employees of the Corporation and its subsidiaries and encourage them to acquire a proprietary interest in the Corporation.


2.   SHARES
- -------------------------------------------------------------------------------
            The shares which may be issued under the Plan shall be limited to 3,500,000 shares, par value $1.00 per share, of the common stock of the Corporation (the "Shares"), subject to adjustment as provided in Section 12 of the Plan. The Shares may be either authorized but unissued shares or treasury shares.


3.   ADMINISTRATION
- -------------------------------------------------------------------------------
            The Plan shall be administered by the Compensation Committee
            (the "Committee") composed of three or more directors of the Corporation who are not officers or employees thereof. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board of Directors. Subject to the express provisions of the Plan, the Committee shall have complete authority to determine the individuals to whom and the time or times when options shall be granted and when they may be exercised, to specify the terms and provisions of the options, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to the conduct of the Committee's affairs, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations by the Committee shall be conclusive.


4.   ELIGIBILITY
- -------------------------------------------------------------------------------
            Options may be granted only to key employees of the Corporation or its subsidiaries, including but not limited to officers, whether or not they are directors of the Corporation or its subsidiaries.

5.   OPTION PRICE
- -------------------------------------------------------------------------------
            The price per share for Shares to be sold pursuant to an option shall be not less than the fair market value thereof on the date on which the option is granted, as determined by the Committee.


6.   OPTION PERIOD; LIMITATIONS ON RIGHT TO EXERCISE
- -------------------------------------------------------------------------------
            An option by its terms may be exercised only during an option period commencing on the date on which the option is granted and ending no more than ten years thereafter, provided, however, that the Committee may specify such additional restrictions upon the right of optionees to exercise options within the aforementioned option period as said Committee may deem advisable from time to time.


7.   PAYMENT FOR SHARES
- -------------------------------------------------------------------------------
            Full payment for Shares purchased shall be made on or before the time of exercise of the option. Such payment shall be made in cash or, if authorized by the Corporation, in whole or in part in common shares of the Corporation valued at fair market value, as determined by the Committee. Options may be exercised in whole or in part. No Shares will be issued until full payment therefor has been made and the optionee shall have none of the rights of a shareholder until such payment is made.


8.   STOCK APPRECIATION RIGHTS
- -------------------------------------------------------------------------------
            A stock appreciation right may be granted to an eligible employee, as set forth in Section 4 hereof, in connection with (and only in connection with) any option granted under the Plan subject to the following terms and conditions:

                 (a) Such stock appreciation right shall entitle a holder of an option within the period specified for the exercise of the option in the related option grant to surrender the unexercised option (or a portion thereof) and to receive in exchange therefor a payment in cash equal to the product of (i) the amount by which (A) the fair market value of each Share on the exercise date exceeds (B) the option price per Share, times (ii) the number of Shares under the option, or portion thereof, which is surrendered.

                 (b) Exercise of any such stock appreciation right by any director, officer or 10% beneficial shareholder of the Corporation shall be effected in conformity with the limitations and restrictions contained in Rule 16b-3(e) of the General Rules and Regulations under the Securities Exchange Act of 1934, or in any successor provision thereto, which may have the effect of limiting the time period for exercise of such right to certain "window periods" following the release by the Corporation of quarterly and annual financial information. Exercise of any stock appreciation right granted hereunder shall become effective upon receipt by the Committee of a written notice of election to exercise or, if one or more conditions to exercise are not satisfied at such time, as of the first subsequent date on which all such conditions are satisfied. With the exception of the foregoing, each stock appreciation right granted hereunder shall be subject to the same terms and conditions as the related option, shall be exercisable only to the extent such option is exercisable and shall terminate or lapse and cease to be exercisable when the related option terminates or lapses and ceases to be exercisable.

                 (c) Upon exercise of a stock appreciation right, the number of Shares subject to exercise under the related option shall automatically be reduced by the number of Shares represented by the option or portion thereof which is surrendered in connection with the exercise of the right.


9.   NON-TRANSFERABILITY OF OPTIONS OR STOCK APPRECIATION RIGHTS
- -------------------------------------------------------------------------------
            All options and stock appreciation rights granted under the Plan by their terms shall be non-transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the lifetime of the optionee, only by him.

10.  TERMINATION OF EMPLOYMENT
- -------------------------------------------------------------------------------
            If the employment of an optionee by the Corporation or any subsidiary of the Corporation is terminated other than by reason of his death, disability (within the meaning of Section 105(d)(4) of the Internal Revenue Code), or retirement, he may exercise his option or stock appreciation right, if applicable, at any time within one year after such termination, provided that an optionee whose employment is terminated by reason of conduct which the Committee determines to have been knowingly fraudulent, deliberately dishonest or willful misconduct shall forfeit all rights hereunder and provided further that no exercise of any option or stock appreciation right may take place later than the end of the term specified in the grant. No change in the duties of an optionee, while in the employ of the Corporation or any subsidiary of the Corporation, or any transfer among them shall constitute termination of employment by the Corporation or any subsidiary of the Corporation. Nothing in the Plan or in any option or stock appreciation right shall be deemed to create any limitation or restriction on such rights as the Corporation and its subsidiaries otherwise would have to terminate the employment of any person at any time for any reason.


11.  DEATH OF OPTIONEE
- -------------------------------------------------------------------------------
            In the event of the death of an optionee prior to the exercise of an option or stock appreciation right granted under this Plan, such optionee's estate, or any person who acquired the right to exercise such option or stock appreciation right by bequest or inheritance or by reason of the death of the optionee, may exercise such option or stock appreciation right to the same extent that the optionee would have been entitled to exercise such option or right and subject to the same restrictions upon such exercise.


12.  EFFECT OF CHANGE IN SHARES
- -------------------------------------------------------------------------------
            If there is any change in the Shares by reason of stock dividends, split-ups or consolidations of Shares, recapitalizations, mergers, consolidations, reorganizations, combinations or exchange of Shares, the number and class of shares available for options and the number of shares and stock appreciation rights subject to any outstanding option, and the price thereof, shall be appropriately adjusted by the Committee, provided, however, that, if the Corporation shall issue additional capital stock of any class for a consideration, there shall be no adjustment.

13.  AMENDMENT OR TERMINATION
- -------------------------------------------------------------------------------
            Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option or stock appreciation right shall be granted hereunder after, ten years from the effective date hereof. The Board of Directors of the Corporation may, at any time prior to that date, terminate the Plan or make such modifications of the Plan as it may deem advisable.


14.  REGULATORY AUTHORITY
- -------------------------------------------------------------------------------
            Each option and stock appreciation right grant shall be subject to, and no exercise of any option or stock appreciation right shall be effective unless and until there shall have been, compliance, to the extent the Committee shall deem advisable, with the requirements of all applicable Federal, state and other pertinent regulatory authority.


15.  APPLICABLE LAW
- -------------------------------------------------------------------------------
            The Plan shall be governed and construed in accordance with the laws of the State of Missouri.


16.  EFFECTIVE DATE OF PLAN
- -------------------------------------------------------------------------------
            The Plan shall be effective as of February 10, 1987, but no option or stock appreciation right granted hereunder, if any, may be exercised unless and until the Plan shall have been approved by the shareholders of the Corporation.

(THIS PLAN IS BEING SUBMITTED PURSUANT TO INSTRUCTION 3 TO ITEM 10 OF SCHEDULE 14A. IT IS NOT PRINTED IN THE PROXY STATEMENT CIRCULATED TO INVESTORS.)

                   BOATMEN'S BANCSHARES, INC.
                1991 INCENTIVE STOCK OPTION PLAN


1.   PURPOSE
- -------------------------------------------------------------------------------
            The purpose of the 1991 Incentive Stock Option Plan (the
            "Plan") of Boatmen's Bancshares, Inc. (the "Corporation") is to provide increased incentive for certain key employees of the Corporation and its subsidiaries and to encourage them to acquire a proprietary interest in the Corporation.


2.   SHARES
- -------------------------------------------------------------------------------
            The shares which may be issued under the Plan shall be limited to 4,000,000 (subject to adjustment as provided in Section 12) of the $1.00 par value common shares of the Corporation. Such shares may be either authorized but unissued shares or treasury shares.


3.   ADMINISTRATION
- -------------------------------------------------------------------------------
            The Plan shall be administered by the Compensation Committee of the Corporation (the "Committee"), composed of three or more directors of the Corporation who are not officers or employees thereof. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board of Directors. Subject to the express provisions of the Plan, the Committee shall have complete authority to determine the individuals to whom and the time or times when options shall be granted and when they may be exercised, to specify the terms and provisions of the options, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to the conduct of the Committee's affairs, and to make all other determination necessary or advisable for the administration of the Plan. All determinations by the Committee shall be conclusive.

4.   ELIGIBILITY
- -------------------------------------------------------------------------------
            Options may be granted only to key employees of the Corporation or its subsidiaries, including but not limited to officers, whether or not they are directors of the Corporation or its subsidiaries. An option may not be granted to any person who, at the time the option is granted, owns, within the meaning of
            Section 424(d) of the Internal Revenue Code, more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its subsidiaries, unless, at the time such option is granted, the option price is at least 110% of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.


5.   OPTION PRICE
- -------------------------------------------------------------------------------
            The price per share for shares to be sold pursuant to an option shall be not less than the fair market value thereof on the date on which the option is granted, as determined by the Committee.


6.   LIMITATIONS ON GRANTS PER EMPLOYEE
- -------------------------------------------------------------------------------
            The aggregate fair market value, determined at the time the option is granted, of the shares with respect to which options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Corporation and its subsidiaries to which the provisions of Section 422 of the Internal Revenue Code apply) shall not exceed $100,000.


7.   OPTION PERIOD AND LIMITATIONS ON RIGHT TO EXERCISE
- -------------------------------------------------------------------------------
            An option by its terms may be exercised only during an option period commencing on the date on which the option is granted and ending ten years thereafter, provided, however, that the Committee may specify a period or periods within such option period during which one or more portions or all of the total number of shares to which such option relates may not be purchased; and except as set forth in Sections 10 and 11 hereof, no option may be exercised unless the optionee is then in the employ of the Corporation or of one of its subsidiaries and shall have been continuously so employed since the date of the grant of his option.

8.   PAYMENT FOR SHARES
- -------------------------------------------------------------------------------
            Full payment for Shares purchased shall be made at the time of exercise of the option. Such payment shall be made in cash or, if authorized by the Committee in the option grant, in whole or in part in common shares of the Corporation valued at fair market value, as determined by the Committee. Options may be exercised in whole or in part. No shares will be issued until full payment therefor has been made and the optionee shall have none of the rights of a shareholder until such payment is made.


9.   NON-TRANSFERABILITY OF OPTIONS
- -------------------------------------------------------------------------------
            An option granted under the Plan by its terms shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the lifetime of the optionee, only by the optionee, or the optionee's guardian or legal representative.


10.  TERMINATION OF EMPLOYMENT
- -------------------------------------------------------------------------------
            If the employment of an optionee is terminated other than by reason of his death, he may exercise his option, to the extent that he was entitled to exercise it at the date of such termination of employment, at any time within three months after such termination or, in the case of an optionee who is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) within one year after such termination, provided that an optionee whose employment is terminated by reason of conduct which the Committee determines to have been knowingly fraudulent, deliberately dishonest or willful misconduct shall forfeit all rights hereunder and provided further that no exercise of any option may take place later than ten years from the date of grant of such option. No change in the duties of an optionee, while in the employ of the Corporation or one of its subsidiaries, or any transfer among them shall constitute termination of employment by the Corporation and its subsidiaries. Nothing in the Plan or in any option shall be deemed to create any limitation or restriction on such rights as the Corporation and its subsidiaries otherwise would have to terminate the employment of any person at any time for any reason.

11.  DEATH OF OPTIONEE
- -------------------------------------------------------------------------------
            In the event of the death of an optionee, either while employed by the Corporation or within three months after termination of his employment, his option may be exercised to the extent that he was entitled to exercise it at the date of his death, by his estate, or by any person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, at any time, but in no event after ten years from the date of the grant of the option.

12.  EFFECT OF CHANGE IN SHARES
- -------------------------------------------------------------------------------
            If there is any change in the shares of the Corporation by reason of stock dividends, split-ups or consolidations of shares, recapitalizations, mergers, consolidations, reorganizations, combinations or exchange of shares, the number and class of shares available for options and the number of shares subject to any outstanding option, and the price thereof, shall be appropriately adjusted by the Committee, provided, however, that if the Corporation shall issue additional capital stock of any class for consideration, there shall be no adjustment.


13.  AMENDMENT OR TERMINATION
- -------------------------------------------------------------------------------
            Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after January 22, 2001 (ten years from the date of its adoption by the Board of Directors of the Corporation). The Board of Directors of the Corporation may, at any time prior to that date, terminate the Plan or make such modifications of the Plan as it may deem advisable.

14.  REGULATORY AUTHORITY
- -------------------------------------------------------------------------------
            It is intended that options granted under the Plan shall be incentive stock options within the meaning of the provisions of Sections 421-425 of the Internal Revenue Code and the regulations issued thereunder and shall be entitled to the benefits afforded thereby. (References in the Plan to such provisions and regulations shall be deemed to refer as well to any enacted or issued in lieu thereof.) The Plan shall be administered in such a manner as to effectuate such intention and shall be construed and interpreted in accordance with such provisions and regulations. Each option grant shall be subject to, and no exercise of any option shall be effective unless and until there shall have been, compliance, to the extent the Committee shall deem advisable, with the requirements of all applicable Federal, state and other pertinent regulatory authority.


15.  EFFECTIVE DATE OF PLAN
- -------------------------------------------------------------------------------
            The Plan shall be effective as of January 22, 1991 only if it shall be approved within twelve months thereafter by the shareholders of the Corporation as required by the Internal Revenue Code and the regulations issued thereunder and no option granted hereunder, if any, after such effective date but prior to such approval may be exercised unless and until such approval shall have been granted.


16.  EFFECTIVE DATE OF PLAN
- -------------------------------------------------------------------------------
            The Plan shall be effective as of February 10, 1987, but no option or stock appreciation right granted hereunder, if any, may be exercised unless and until the Plan shall have been approved by the shareholders of the Corporation.

                                 APPENDIX

     Page 16 of the printed proxy contains a Performance Graph which is replaced by a table in the EDGAR version which depicts the same information.

     Photographs of Directors and nominees for Director appear on pages 5-8 of the printed proxy.